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                                                                   EXHIBIT 10.39

                                 SIXTH AMENDMENT
                                       OF
                     TAYLOR CAPITAL GROUP, INC. 401(K) PLAN
                        (Effective as of October 1, 1998)



                  WHEREAS, Taylor Capital Group, Inc. (the "Company") maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the "Plan"); and

                  WHEREAS, amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the plan (the "Committee") by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

                  1. By substituting the following for subparagraph 2.1(b) of the Plan, effective January 1, 2002:

                  "(b) Subject to the conditions and limitations of the Plan, each other employee of an Employer will become a participant in the Plan as of the first day of the first payroll coincident with or next following the date he satisfies the following requirements:

                  (i)      he has attained age 18;

                  (ii) he has completed 30 days of employment with an Employer,

                  (iii) he is not a seasonal or temporary employee and he is employed as a member of a group of employees to which the Plan has been extended, either by unilateral action of an Employer in the case of an
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                           employee who is not represented by a collective
                           bargaining representative or, if he is a member of a group of employees represented by a collective bargaining representative, through a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of employees of which he is a member.

                  (iv) Notwithstanding any other provision of the Plan to the contrary, an employee who is not yet a participant but who is eligible to become a participant may make a rollover contribution to the Plan (in accordance with subsection 3.3) prior to the employee's entry date, at the discretion of the Committee. Any eligible employee who makes a rollover contribution to the Plan will be treated as a participant, except that such employee shall not be eligible, until he becomes a participant, to make income deferral contributions pursuant to subsection
                           3.1 or to share in any employer contributions made pursuant to subsections 4.2, 4.3, and 4.4."

                  2. By substituting the following for subsection 2.2 of the Plan, effective April 1, 2002:

         "2.2 Notice of Participation and Election to Contribute

         The Committee will notify each employee of the date the employee becomes a participant and will notify each employee that he will be deemed to have elected to make income deferral contributions of 3% of his earnings unless he elects in accordance with subsection 3.4 not to make income deferral contributions or to make such contributions in an amount other than 3% of earnings."

                  3. By substituting the following for subsections 3.1 and 3.2 of the Plan, effective April 1, 2002:


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         "3.1. Income Deferral Contributions

         References in the Plan to participants' 'income deferral contributions' mean deferrals made by participants from their earnings (as defined in subsection 3.4) before the imposition of Federal income taxes, irrespective of whether the income deferral contributions made from such earnings are either before or after the imposition of state, local or other taxes. Subject to the conditions and limitations of the Plan, a participant may elect to make income deferral contributions for any plan year of a percentage (in increments of one percent) of the participant's earnings for such plan year at a rate of not less than one percent and not greater than seventy-five percent of such earnings. The amount to be deferred will be withheld from the participant's earnings and contributed to the Plan on the participant's behalf by the participant's Employer. Each participant who first becomes eligible to participate in the Plan on or after April 1, 2002, and each participant who as of April 1, 2002 is making no income deferral contributions, shall be deemed to have elected to make income deferral contributions of 3% of earnings, unless the participant elects otherwise in accordance with rules established by the committee. A participant's election to make income deferral contributions must be made at such time and in such manner as the Committee shall determine. Subject to the limitations of Section 7, a participant's deferral authorization made pursuant to this subsection shall remain in effect until any change or suspension properly elected by the participant under subsection 3.2 becomes effective.

         3.2. Change, Discontinuance, or Resumption of Income Deferral Contributions

         A participant may elect, within the limits described in subsection 3.1, to change the rate of the participant's income deferral contributions. A participant may elect to discontinue making income deferral contributions as of the first day of any subsequent payroll period. If a participant elects to discontinue making income deferral contributions, the participant may elect to make or to resume making income deferral contributions. Each election under this subsection shall be made at such time and in such manner as the Committee shall determine, and shall be effective in accordance with rules established by the Committee."

                  4. By adding the following at the end of subsection 3.3(a), effective January 1, 2002:


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                           "Such rules may include a determination of whether to
                           accept rollovers from individual retirement accounts and whether to accept rollovers of amounts not includible in an individual's gross income (i.e. after-tax amounts)."

                  5. By substituting the following for subsection 4.2 of the Plan, effective January 1, 2002:

         "4.2 Employer Matching Contributions

                  Subject to the conditions and limitations of the Plan, each Employer will make a contribution to the Plan ('employer matching contributions') on behalf of each participant who makes income deferral contributions. The 'base matching contribution' shall be 100 percent (100%) of the participant's income deferral contribution, not to exceed one percent (1%) of his compensation; and the 'excess matching contribution' shall be fifty percent (50%) of the participant's income deferral contribution in excess of one percent (1%) of his compensation, not to exceed six percent (6%) of his compensation. The Board of Directors of the Company may, in its discretion, prospectively increase, decrease or discontinue the employer matching contribution. Employer matching contributions for a plan year shall be paid to the Trustee as soon as practicable after the end of the period to which they relate."

                  6. By substituting the following for subsection 7.8 of the Plan, effective January 1, 2002:

         "7.8     Separate Testing of Participants with Less Than One Year of
                  Service

                  The limitations of subsections 7.6 and 7.7 may, at the election of the Committee, be determined separately for (a) those participants with less than one year of service and (b) those participants with one or more years of service, as provided in regulations issued under Section 401(k), 401(m) and 410(b) of the Internal Revenue Code."

                  7. By substituting the following for subparagraph 9.1(e) of the Plan, effective January 1, 2002:


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                  "(e)     If a participant elects to withdraw an amount
                           pursuant to this subsection, his ability to make income deferral contributions will be suspended for a period of 6 months following the date of the withdrawal."

                  8. By substituting the following for subsection 12.1 of the Plan, effective April 1, 2002:

         "12.1 Commencement or Resumption of Participation

                  If a participant should terminate employment with the Employer and subsequently be reemployed by an Employer, the participant shall again become a participant as of the day of the participant's reemployment with the Employer, and shall be deemed to have elected to make income deferral contributions of 3% of earnings, unless he elects otherwise in accordance with subsection 3.1. If an employee who has not become a participant terminates employment with the Employer and subsequently is reemployed by an Employer, the employee shall become a participant in accordance with subsection 2.1."

                  IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 20th day of December, 2001.


                                    /s/ J. Christopher Alstrin
                                   -----------------------------------------
                                   On behalf of the Committee as Aforesaid



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